AMERICAN NATIONAL
BANKSHARES INC.

MAINSTREET
BANKSHARES, INC.

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relationship experience solutions Acquisition of MainStreet BankShares, Inc. Exhibit 99.1

Statements made in this presentation, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this presentation and are based on current expectations and involve a number of assumptions.
These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of American National and MainStreet intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could have a material effect on the operations and future prospects of each of American National and MainStreet and the resulting company, include but are not limited to: (1) the businesses of American National and/or MainStreet may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected timeframe; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-
consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislation and regulation, and monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury, Office of the Comptroller of the Currency and the Board of Governors
of the Federal Reserve System; (7) the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, competition, and demand for financial services in the companies’ respective market areas; (8) the implementation of new technologies, and the ability to develop and maintain secure and reliable electronic systems; (9) accounting principles, policies, and guidelines; and (10) other risk factors detailed from time to time in filings made by American National with the SEC. American National and MainStreet undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.
FORWARD-LOOKING STATEMENTS

AMERICAN NATIONAL

BANKSHARES INC.

+

MAINSTREET

BANKSHARES, INC.

ACQUISITION HIGHLIGHTS
Franchise fill-in opportunity
– Expands franchise to edge of Roanoke MSA
– Entry into Franklin County
– Top 3 deposit market share
Creates more scale with $1.5 billion in pro
forma assets
Low risk transaction given relative size and
familiarity with market
MainStreet has improving asset quality trends
with strong core capital
Thorough due diligence review with a
conservative credit approach
Accretive to EPS in year 1
Accretive to tangible book value in ~3.4 years
Double digit IRR
Strategic
Merit
Low
Risk
Financially
Attractive
ACQUISITION OF MAINSTREET BANKSHARES, INC.

AMNB (25)
MREE (3)
Source: SNL Financial
Note: Deposit data as of 6/30/2013; Pro forma for pending and recently completed transactions
Pro Forma Branch Franchise Deposit Market Share – Franklin County

Rank Institution (ST)
Number of
Branches

Deposits in
Market
($mm)

Market
Share
(%)
1 Carter Bank & Trust (VA) 4 257 29.2
2 BB&T Corp. (NC) 5 236 26.8
3 MainStreet BankShares Inc (VA) 3 155 17.5
4 SunTrust Banks Inc. (GA) 2 142 16.1
5 Union Bkshs Corp (VA) 1 37 4.2
6 HomeTown Bankshares Corp. (VA) 1 25 2.8
7 Bank of America Corp. (NC) 0 13 1.5
8 Fidelity BancShares (N.C.) Inc (NC) 1 10 1.2
9 Bank of Botetourt (VA) 1 7 0.8
Totals (1-9) 18 883 100.0
Pro Forma Snapshot
Assets ($mm): 1,457
Loans ($mm): 932
Deposits ($mm): 1,176
Market Cap ($mm): 182
Branches: 28
PRO FORMA FRANCHISE OVERVIEW

$12.0
$10.0
$8.0
$6.0
$4.0
Classified Assets ($mm)
$11.1
$8.6
$7.1
$7.7
$6.6
Q2'13
Q3'13
Q4'13
Q1'14
Q2'14
(41%) Reduction in Classified Assets

Source: SNL Financial
Financial Snapshot
MainStreet
BankShares, Inc.
6/30/2014
Balance Sheet ($mm)
Assets 166.28
Gross Loans HFI 126.53
Deposits 139.48
Common Equity 24.80
Capital Ratios (%)
TCE / TA 14.91
Leverage Ratio 14.36
Tier 1 Ratio 19.50
Total Capital Ratio 20.75
Profitabilty (%)
YTD ROAA 0.73
Net Interest Margin 3.96
Efficiency Ratio 70.87
Asset Quality (%)
Reserves / Loans 1.77
NPAs / Loans + OREO 3.13
Improving Asset Quality
OVERVIEW OF MAINSTREET BANKSHARES, INC.

(1)     Based on AMNB stock price of $21.97 as of 8/22/2014
Acquiror: American National Bankshares Inc.
Target: MainStreet BankShares, Inc.
Transaction Value
(1)
: $14.05 per share or $24.2 million
Consideration: 75.0% stock / 25% cash
Per Share Consideration: 0.482 shares of AMNB common stock and $3.46 in cash per share
Board Composition: MREE Chairman, Joel Shepherd, to join AMNB holding company Board
Required Approval: Customary regulatory and shareholder approvals
Expected Close: Q4 2014 / Q1 2015
TRANSACTION SUMMARY

1.50x
1.25x
1.00x
0.75x
0.50x
Price / Tangible Book Value (x)
0.97x
1.15x
AMNB / MREE
Comparable Transactions Median

MULTIPLES
Price / Tangible Book Value: 0.97x
(1)
Implied Price per Share: $14.05
Core Deposit Premium: (0.6%)
Pro Forma Ownership: AMNB – 90.4%
MREE – 9.6%
AMNB / MREE vs. Comparable Transactions
(2)
TRANSACTION MULTIPLES
(1)     Based on MREE tangible book value of $14.47 as of 6/30/2014
(2)     Median price / tangible book value for bank and thrift transactions in the Mid Atlantic and Southeast announced after 1/1/2013 with target assets between $100 - $300 million and deal values greater than $10 million

ASSUMPTIONS
Cost savings of approximately 27%
100% realized in 2015
Cost
Savings
Credit
Mark
Credit mark equal to 6.0% of MainStreet’s loan portfolio
– Current reserve / loans HFI of 1.8%
One-time
Merger
Expenses
One-time merger related expenses of approximately
$4.8 million (pre-tax)
TRANSACTION ASSUMPTIONS

Source: SNL Financial
(1)     Represents cumulative net charge-offs and OREO expenses through 6/30/2014
(2)     12/31/2007 gross loans held for investment of $173 million
DUE DILIGENCE SUMMARY
Experienced credit review team
Reviewed individual loan files for $85.5 million or 67% of
outstanding loans
Reviewed underwriting policies and procedures
Modeled a conservative credit mark of $7.6 million or 6.0% of the loan portfolio
Cumulative Losses and Estimated Credit Mark
Cumulative Losses Since 12/31/2007
(1)
:
9.6mm
Estimated Credit Mark: 7.6mm
Total Estimated Losses Through the Cycle: 17.2mm
As a % of 12/31/2007 Gross Loans
(2)
:
9.9%
COMPREHENSIVE DUE DILIGENCE

(1)     As of 6/30/2014
(2)     Estimated pro forma capital ratios at close
IMPACT
Minimal dilution to tangible book value ~(1.4%)
– Accretive to tangible book value in ~3.4 years
Book
Value
EPS
Single digit EPS accretion in year 1
IRR
Double digit internal rate of return
Capital
Strong pro forma capital
Pro Forma Capital Ratios
Pro "Well
AMNB
(1)
Forma
(2)
Capitalized"
TCE / TA: 10.4% 10.1% -
Leverage: 12.2% 11.7% 5.0%
Tier 1 Risk-Based: 16.8% 16.0% 6.0%
Total Risk-Based: 18.0% 17.2% 10.0%
SUMMARY OF FINANCIAL IMPACT

In connection with the proposed merger, American National will file with the Securities and Exchange
Commission (the “SEC”) a registration statement on Form S-4 to register the shares of American National common stock to be issued to the shareholders of MainStreet. The registration statement will include a proxy statement/prospectus, which will be sent to the shareholders of MainStreet seeking their approval of the merger.
In addition, each of American National and MainStreet may file other relevant documents concerning the proposed merger with the SEC. We urge investors and security holders to read the registration statement on
Form S-4 and the proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the proposed merger because they will contain important information about American National, MainStreet and the proposed transaction. Investors and security holders may obtain free copies of these documents, when they become available, through the website maintained by the
SEC at www.sec.gov. Free copies of the proxy statement/prospectus, when they become available, also may be obtained by directing a request by telephone or mail to American National Bankshares Inc., 628 Main Street,
Danville, Virginia 24541, Attention: Investor Relations (telephone: (434) 792-5111) or MainStreet Bankshares,
Inc., 1075 Spruce Street, Martinsville, Virginia 24112, Attention: Investor Relations (telephone: (276) 632-8054)
or by accessing American National’s website at www.amnb.com under “Investments” or MainStreet’s website at
www.msbsinc.com under “SEC Filings.” The information on American National’s and MainStreet’s websites is not, and shall not be deemed to be, a part of this presentation or incorporated into other filings either company makes with the SEC.
ADDITIONAL INFORMATION